Registration No. 811-08928

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 29, 2012

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM N-lA

REGISTRATION STATEMENT UNDER THE
INVESTMENT COMPANY ACT OF 1940	☐

Amendment No. 21
(Check appropriate box or boxes)	☒

HSBC PORTFOLIOS
(Exact name of registrant as specified in charter)
3435 Stelzer Road
Columbus, Ohio 43219-3035
(Address of principal executive offices)
Registrant’s Telephone Number, including area code: (617) 470-8000

Richard A. Fabietti, President
452 Fifth Avenue
New York, New York 10018
(Name and address of agent for service)
Please send copies of all communications to:

David Harris
Dechert LLP
1775 I Street, N.W.
Washington, D.C. 20006-2401

EXPLANATORY NOTE

This Amendment No. 21 to the Registration Statement of HSBC Portfolios (the “Portfolio Trust”) on Form N-1A (File No. 811-08928) (the “Registration Statement”) is being filed under the Investment Company Act of 1940, as amended (the “1940 Act”) to amend and supplement Amendment No. 20 to the Registration Statement under the 1940 Act, filed with the U.S. Securities and Exchange Commission (“Commission”) on February 28, 2012 (Accession No. 0001206774-12-000852) (“Amendment 20”), as pertaining to Part A and Part B of the Portfolio Trust. The Part A and B of the Registration Statement, as filed in Amendment 20, are incorporated by reference herein.

Beneficial interests in the Portfolio Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). Investments in the Portfolios may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Amendment is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the 1933 Act.

Each Portfolio’s current audited financial statements, dated October 31, 2011, are incorporated herein by reference from the Annual Report of the Portfolio Trust dated October 31, 2011, as filed with the Commission.

HSBC PORTFOLIOS

HSBC SHORT DURATION FIXED INCOME PORTFOLIO
HSBC GROWTH PORTFOLIO
HSBC OPPORTUNITY PORTFOLIO

Amendment Dated June 29, 2012 to the Part A Dated February 28, 2012

Disclosure Related to the Redemption of Portfolio Interests

Effective immediately, the following paragraph replaces the first paragraph under the section entitled “Pricing, Purchase and Redemption of Interests – Redemption of Portfolio Interests”:

An investor in a Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolio Trust by the designated cutoff time for each accredited investor. The proceeds of a reduction or withdrawal will be paid by the Portfolio Trust in federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Portfolio Trust, on behalf of each Portfolio, reserves the right to pay, above certain limits, all or part of any redemption proceeds in kind, that is, in securities with a market value equal to the redemption price. If the Portfolios make a payment in securities, the securities will be valued in the same manner as the net asset value is calculated. The Portfolios may provide these securities in lieu of cash without prior notice. You would have to pay transaction costs to sell the securities distributed to you, as well as taxes on any capital gains you may realize from the sale, or from the sale of securities you receive. Investments in the Portfolios may not be transferred. Additional information is available in the Portfolios’ Part B.

Investors Should Retain This Amendment For Future Reference

HSBC PORTFOLIOS

HSBC SHORT DURATION FIXED INCOME PORTFOLIO
HSBC GROWTH PORTFOLIO
HSBC OPPORTUNITY PORTFOLIO

Amendment Dated June 29, 2012 to the Part B Dated February 28, 2012

Disclosure Related to the Purchase, Redemption and Pricing of Securities

Effective immediately, the following paragraph replaces the fifth paragraph on page 57 of Part B under the section entitled “Purchase, Redemption, and Pricing of Securities”:

Subject to the Portfolio Trust’s compliance with applicable regulations, the Portfolio Trust has reserved the right to pay the withdrawal price of beneficial interests in a Portfolio, either totally or partially, by a distribution in kind of portfolio securities (instead of cash). However, the Portfolios have made an election pursuant to Rule 18f-1 under the 1940 Act to redeem interests of each Portfolio solely in cash up to the lesser of $250,000 or 1.00% of the NAV of the Portfolio during any 90-day period for any one investor. The Portfolios reserve the right to pay all or part of other redemptions by a distribution of portfolio securities in kind from the applicable Portfolio’s portfolio. The securities so distributed would be valued at the same amount as that assigned to them in calculating the NAV for the beneficial interest being sold. In the event an investor receives an in-kind distribution of portfolio securities, it would be the responsibility of the investor to dispose of the securities. The investor would be subject to the risks that the value of the securities would decline prior to their sale, that it would be difficult to sell the securities, and that brokerage fees could be incurred.

Investors Should Retain This Amendment For Future Reference

PART C

Item 28. Exhibits

(a) (1) Declaration of Trust of the HSBC Portfolios. (1)

(a)(2) Amendment to Declaration of Trust and Establishment and Designation of Additional Shares regarding establishment of HSBC Investor Short Duration Fixed Income Portfolio. (9)

(b) By-Laws of the Registrant.(1)

(c) Not applicable.

(d)(1) Amended and Restated Master Investment Advisory Contract between HSBC Portfolios and HSBC Global Asset Management (USA) Inc. (9)

(d)(2) Investment Advisory Contract Supplement regarding HSBC Opportunity Portfolio. (5)

(d)(3) Investment Advisory Contract Supplement regarding HSBC Short Duration Fixed Income Portfolio. (7)

(d)(4) Investment Advisory Contract Supplement dated June 16, 2003 regarding HSBC Growth Portfolio. (16)

(d)(5) Subadvisory Agreement between Westfield Capital Management Company L.P., and HSBC Global Asset Management (USA) Inc. regarding HSBC Opportunity Portfolio . (12)

(d)(6) Subadvisory Agreement between Winslow Capital Management, Inc. and HSBC Global Asset Management (USA) Inc. regarding HSBC Growth Portfolio. (12)

(e) Not applicable.

(f) Not applicable.

(g)(1)(i) Custodian Agreement between HSBC Portfolios and The Northern Trust Company on behalf of the HSBC Portfolios. (10)

(g)(1)(ii) Amended Schedule B-1 dated February 28, 2028 to Custodian Agreement between HSBC Portfolios and The Northern Trust Company on behalf of the HSBC Portfolios. (17)

(h)(1) Exclusive Placement Agent Agreement between HSBC Portfolios and Citi Fund Services (Ireland) Limited (“Citi (Ireland)”). (3)

(h)(2)(i) Second Amended and Restated Master Services Agreement dated January 1, 2009 among Citi Fund Services Ohio, Inc, HSBC Funds, HSBC Portfolios and HSBC Advisor Funds Trust and HSBC Global Asset Management (USA) Inc. (12)

(h)(2)(ii) Amendment to the Second Amended and Restated Master Services Agreement dated January 1, 2009. (12)

(h)(2)(iii) Amendment to the Second Amended and Restated Master Services Agreement dated September 14, 2009. (13)

(h)(2)(iv) Amendment to the Second Amended and Restated Master Services Agreement dated December 1, 2010. (15)

(h)(3)(i) Administration Services Agreement between HSBC Portfolio and HSBC Global Asset Management (USA) Inc. (8)

(h)(3)(ii) Amendment to Administration Services Agreement dated June 4, 2007 between HSBC Portfolios and HSBC Global Asset Management (USA) Inc. (11)

(h)(4) Amended and Restated Sub-Administration Services Agreement dated January 1, 2009 among Citi Fund Services Ohio, Inc., HSBC Funds, HSBC Portfolios and HSBC Advisor Funds Trust and HSBC Global Asset Management (USA) Inc. (12)

(h)(5)(i) Amended and Restated Omnibus Fee Agreement dated January 1, 2009 among Citi Fund Services Ohio, Inc., Citi Fund Services (Cayman) Limited and HSBC Portfolios. (13)

(h)(5)(ii) Amendment to the Amended and Restated Omnibus Fee Agreement dated September 14, 2009 (13)

(h)(5)(iii) Amendment to the Amended and Restated Omnibus Fee Agreement dated December 1, 2010. (15)

(h)(5)(iv) Amendment to the Amended and Restated Omnibus Fee Agreement dated January 1, 2011. (15)

(h)(5)(v) Amended and Restated Compliance Services Agreement dated January 1, 2009 between Citi Fund Services Ohio, Inc. and HSBC Funds, HSBC Advisor Funds Trust, and HSBC Portfolios. (12)

(i) Not applicable.

(j)(1) Consent of KPMG LLP. (17)

(j)(2) Power of Attorney dated December 15, 2011. (17)

(k) Not applicable.

(l)(1) Initial investor representation letter regarding International Equity Portfolio. (2)

(l)(2) Initial investor representation letter regarding Fixed Income Portfolio. (2)

(m) Not Applicable.

(n) Not Applicable.

(o) Reserved.

(p)(1) Amended Code of Ethics for HSBC Global Asset Management (USA) Inc. (8)

(p)(2) Amended Code of Ethics for Westfield Capital Management Company, L.P. (17)

(p)(3) Amended Code of Ethics for Citi Fund Services Ohio, Inc. and Citi Fund Services Limited Partnership. (17)

(p)(4) Amended Code of Ethics for Winslow Capital Management, Inc. (17)

(p)(5) Code of Ethics for HSBC Funds, HSBC Portfolios, and HSBC Advisor Funds Trust. (12)
____________________

(1) Incorporated herein by reference from amendment No. 1 to the Registrant’s registration statement (the “Registration Statement”) on Form N-1A (File No. 811-8928) as filed with the Securities and Exchange Commission (the “SEC”) on February 26, 1996.

(2) Incorporated herein by reference from the Registration Statement as filed with the SEC on December 21, 1994.

(3) Incorporated herein by reference from amendment no. 3 to the Registration Statement as filed with the SEC on February 28, 1997.

(4) Incorporated herein by reference from amendment no. 5 to the Registration Statement as filed with the SEC on January 18, 2001.

(5) Incorporated herein by reference from amendment no. 7 to the Registration Statement as filed with the SEC on January 30, 2002.

(6) Incorporated herein by reference from amendment no. 8 to the Registration Statement as filed with the SEC on February 28, 2003.

(7) Incorporated herein by reference from post-effective amendment no. 94 to the Registration Statement as filed with the SEC on December 14, 2005 for the HSBC Funds.

(8) Incorporated herein by reference from post-effective amendment no. 95 to the Registration Statement as filed with the SEC on February 28, 2006 for the HSBC Funds.

(9) Incorporated herein by reference from amendment No. 13 to the Registration Statement as filed with the SEC on February 28, 2006.

(10) Incorporated herein by reference from post-effective amendment No. 104 to the Registration Statement as filed with the SEC on February 28, 2007 for the HSBC Funds.

(11) Incorporated herein by reference from post-effective amendment No. 15 to the Registration Statement as filed with the SEC on February 28, 2008.

(12) Incorporated herein by reference from post-effective amendment No. 16 to the Registration Statement as filed with the SEC on February 27, 2009.

(13) Incorporated herein by reference from post-effective amendment No. 115 to the Registration Statement as filed with the SEC on October 2, 2009 for the HSBC Funds.

(14) Incorporated herein by reference from post-effective amendment No. 125 to the Registration Statement as filed with the SEC on January 7, 2011 for the HSBC Funds.

(15) Incorporated herein by reference from post-effective amendment No. 126 to the Registration Statement as filed with the SEC on February 14, 2011 for the HSBC Funds.

(16) Incorporated herein by reference from post-effective amendment No. 19 to the Registration Statement as filed with the SEC on February 28, 2011.

(17) Incorporated herein by reference from post-effective amendment No. 20 to the Registration Statement as filed with the SEC on February 28, 2012.

ITEM 29. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

Not applicable.

ITEM 30. INDEMNIFICATION

Reference is hereby made to Article IV of the Registrant’s Declaration of Trust. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees or officers of the Registrant by the Registrant pursuant to the Declaration of Trust of otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Investment Company Act of 1940, as amended (the “1940 Act”) and, therefore, is unenforceable.

A claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by trustees or officers of the Registrant in connection with the successful defense of any act, suit or proceeding) is asserted by such trustees or officers in connection with the shares being registered, the Registrant will, unless in the opinion of its Counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1940 Act and will be governed by the final adjudication of such issues.

ITEM 31. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISERS

HSBC Global Asset Management (USA) Inc. 452 Fifth Avenue, New York, New York 10018, serves as investment adviser (“Adviser”) and is a wholly-owned subsidiary of HSBC Bank USA, Inc., a New York State chartered bank, which is a wholly-owned subsidiary of HSBC USA, Inc., a registered bank holding company. Information as to the directors and officers of the Adviser, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of the Adviser in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-25999) filed under the Investment Advisers Act of 1940, as amended and is incorporated by reference thereto.

Information as to the directors and officers of Westfield Capital Management Company L.P. (“Westfield”) together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of Westfield in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-69413) filed under the Investment Advisers Act of 1940, as amended and is incorporated by reference thereto.

Information as to the directors and officers of Winslow Capital Management, Inc. (“Winslow”), together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of Winslow in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-41316) filed under the Investment Advisers Act of 1940, as amended and is incorporated by reference thereto.

ITEM 32. PRINCIPAL UNDERWRITER

Not applicable.

ITEM 33. LOCATION OF ACCOUNTS AND RECORDS

The account books and other documents required to be maintained by the Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder will be maintained at the offices of: HSBC Global Asset Management (USA) Inc., 452 Fifth Avenue, New York, New York 10018; Citi Fund Services Ohio, Inc. 3435 Stelzer Road, Columbus, Ohio 43219-3035; Westfield Capital Management Company L.P., One Financial Center, Boston, MA 02111; and Winslow Capital Management, Inc., 4720 IDS Tower, 80 S. Eighth Street, Minneapolis, MN 55402.

ITEM 34. MANAGEMENT SERVICES

Not applicable.

ITEM 35. UNDERTAKINGS

The Registrant undertakes to comply with Section 16(c) of the 1940 Act as though such provisions of the 1940 Act were applicable to the Registrant except that the request referred to in the third full paragraph thereof may only be made by shareholders who hold in the aggregate at least 10% of the outstanding shares of the Registrant, regardless of the net asset value or values of shares held by such requesting shareholders.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the HSBC Portfolios has duly caused this amendment to its registration statement on Form N-lA to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, and the State of New York, on the 29th day of June, 2012.

HSBC PORTFOLIOS

/s/ Richard A. Fabietti	/s/ Ty Edwards
Richard A. Fabietti	Ty Edwards
President	Treasurer

Alan S. Parsow*	Michael Seely*
Trustee	Trustee

Thomas F. Robards*	Susan S. Huang *
Trustee	Trustee

Marcia L. Beck*	Deborah Hazell*
Trustee	Trustee

*/s/ David J. Harris
David J. Harris

*David J. Harris, as attorney-in-fact pursuant to a power of attorney filed with post-effective amendment No. 20 to the Registration Statement dated February 28, 2012.

Exhibit List

None